NEWS RELEASE
Investor Contact:
Ben McCarville, Senior Vice President, Director of Investor Relations
920-491-7059
Media Contact:
Andrea Kozek, Vice President, Public Relations Senior Manager
920-491-7518

Associated Banc-Corp Reports Full Year 2024 Earnings of $0.72 Per Common Share, or $2.38 Per Common Share Excluding Nonrecurring Items Recognized During the Fourth Quarter1
GREEN BAY, Wis. -- January 23, 2025 -- Associated Banc-Corp (NYSE: ASB) ("Associated" or "Company") today reported net income available to common equity ("earnings") of $112 million, or $0.72 per common share for the year ended December 31, 2024. These amounts compare to earnings of $171 million, or $1.13 per common share, for the year ended December 31, 2023. For the quarter ended December 31, 2024, the Company reported a loss of $164 million, or $1.03 per common share. These amounts compare to a loss of $94 million, or $0.62 per common share for the quarter ended December 31, 2023 and earnings of $85 million, or $0.56 per common share for the quarter ended September 30, 2024.
The Company's results for the year and quarter ended December 31, 2024 were impacted by several nonrecurring items associated with the balance sheet repositioning announced during the fourth quarter. Excluding the impact of these nonrecurring items, the Company reported adjusted earnings of $367 million, or $2.38 per common share1 for the year, and $91 million, or $0.57 per common share1 for the fourth quarter. The fourth quarter nonrecurring items consisted of a $130 million loss on a mortgage portfolio sale, a $148 million net loss on a sale of investments, a $14 million loss on prepayments of FHLB advances, a $1 million increase in provision, and a $39 million tax benefit.
“2024 was a year of significant progress for Associated," said President and CEO Andy Harmening. "We bolstered our executive team with several high-quality leaders, enhanced our consumer value proposition, expanded our commercial team, and complemented these actions with an equity raise and balance sheet repositioning. In the fourth quarter, the emerging momentum from these actions drove strong core financial results, with robust commercial loan growth, core customer deposit1 growth, and stable credit trends."
"We're entering 2025 with several tailwinds including record-high customer satisfaction scores, net customer household growth, balance sheet growth, and a strengthened profitability profile. We feel well-positioned to deliver enhanced value for all of our stakeholders in 2025, and we look forward to providing updates throughout the year."
2024 SUMMARY (all comparisons on a period end basis compared to 2023)
•Diluted GAAP earnings per common share of $0.72; Adjusted diluted earnings per common share of $2.381
•Total deposit growth of $1.2 billion; Total core customer deposit growth of $1.2 billion1
•Total loan growth of $552 million; Adjusted total loan growth of $1.3 billion1
•Net interest income of $1.0 billion
•Total noninterest (loss) income of $(9) million; Adjusted noninterest income of $269 million1
•Total noninterest expense of $818 million; Adjusted noninterest expense of $804 million1
•Provision for credit losses of $85 million
•Net charge offs / average loans of 0.23%
1 This is a non-GAAP financial measure. See pages 10 and 11 of the attached tables for a reconciliation of non-GAAP financial measures to GAAP financial measures.

Loans
Fourth quarter 2024 period end total loans of $29.8 billion decreased 1%, or $222 million, from the prior quarter, driven primarily by a sale of $723 million in residential mortgages associated with the balance sheet repositioning announced during the fourth quarter of 2024. Compared to the same period last year, period end total loans were up 2%, or $552 million. With respect to fourth quarter 2024 period end balances by loan category:
•Commercial and business lending increased $338 million from the prior quarter and increased $924 million from the same period last year to $11.7 billion.
•Commercial real estate lending increased $26 million from the prior quarter and decreased $185 million from the same period last year to $7.2 billion.
•Total consumer lending decreased $586 million from the prior quarter and decreased $187 million from the same period last year to $10.8 billion.

Fourth quarter 2024 average total loans of $30.2 billion were up 2%, or $568 million, from the prior quarter and were up 1%, or $249 million, from the same period last year. With respect to fourth quarter 2024 average balances by loan category:
•Commercial and business lending increased $503 million from the prior quarter and increased $654 million from the same period last year to $11.5 billion.
•Commercial real estate lending decreased $29 million from the prior quarter and decreased $191 million from the same period last year to $7.2 billion.
•Total consumer lending increased $93 million from the prior quarter and decreased $214 million from the same period last year to $11.5 billion.

Full year 2024 average loans of $29.7 billion were up 1%, or $163 million, from 2023. With respect to full year 2024 average balances by loan category:
•Commercial and business lending increased $238 million to $11.1 billion.
•Commercial real estate lending decreased $44 million to $7.3 billion.
•Total consumer lending decreased $30 million to $11.4 billion.

In 2025, we expect total period end loan growth of 5% to 6% as compared to the year ended December 31, 2024.

Deposits
Fourth quarter 2024 period end deposits of $34.6 billion were up 3%, or $1.1 billion, from the prior quarter and were up 4%, or $1.2 billion from the same period last year. With respect to fourth quarter 2024 period end balances by deposit category:
•Noninterest-bearing demand deposits decreased $82 million from the prior quarter and decreased $344 million from the same period last year to $5.8 billion.

•Savings increased $61 million from the prior quarter and increased $298 million from the same period last year to $5.1 billion.
•Interest-bearing demand deposits increased $519 million from the prior quarter and increased $281 million from the same period last year to $9.1 billion.
•Money market deposits increased $543 million from the prior quarter and increased $307 million from the same period last year to $6.6 billion.
•Total time deposits increased $53 million from the prior quarter and increased $661 million from the same period last year to $8.0 billion.
•Network transaction deposits (included in money market and interest-bearing demand deposits) increased $191 million from the prior quarter and increased $192 million from the same period last year to $1.8 billion.

Fourth quarter 2024 average deposits of $34.3 billion were up 3%, or $1.0 billion, from the prior quarter and were up 7%, or $2.1 billion from the same period last year. With respect to fourth quarter 2024 average balances by deposit category:
•Noninterest-bearing demand deposits increased $86 million from the prior quarter and decreased $433 million from the same period last year to $5.7 billion.
•Savings increased $7 million from the prior quarter and increased $270 million from the same period last year to $5.1 billion.
•Interest-bearing demand deposits increased $229 million from the prior quarter and increased $467 million from the same period last year to $7.6 billion.
•Money market deposits decreased $18 million from the prior quarter and decreased $197 million from the same period last year to $5.9 billion.
•Total time deposits increased $666 million from the prior quarter and increased $2.0 billion from the same period last year to $8.2 billion.
•Network transaction deposits increased $46 million from the prior quarter and increased $74 million from the same period last year to $1.7 billion.

Full year 2024 average deposits of $33.4 billion were up 7%, or $2.0 billion from 2023. With respect to full year 2024 average balances by deposit category:
•Noninterest-bearing demand deposits decreased $875 million to $5.7 billion.
•Savings increased $307 million to $5.1 billion.
•Interest-bearing demand deposits increased $539 million to $7.4 billion.
•Money market deposits decreased $675 million to $6.0 billion.
•Network transaction deposits increased $176 million to $1.6 billion.
•Total time deposits increased $2.6 billion to $7.5 billion.

In 2025, we expect period end total deposit growth of 1% to 2% and period end core customer deposit growth of 4% to 5% as compared to the year ended December 31, 2024.

Net Interest Income and Net Interest Margin
Full year 2024 net interest income of $1.0 billion was up 1%, or $8 million, from 2023. Net interest margin of 2.78% decreased 3 basis points from the prior year.
•The average yield on total earning assets increased 36 basis points from the prior year to 5.61%.
•The average cost of interest-bearing liabilities increased 38 basis points from the prior year to 3.51%.
•The net free funds benefit decreased 1 basis point from the prior year to 0.68%.

Fourth quarter 2024 net interest income of $270 million increased 3%, or $8 million, from the prior quarter. Net interest margin of 2.81% increased 3 basis points from the prior quarter. Compared to the same period last year, net interest income increased 7%, or $17 million, and the net interest margin increased 12 basis points.
•The average yield on total earning assets for the fourth quarter of 2024 decreased 22 basis points from the prior quarter and decreased 5 basis points from the same period last year to 5.46%.
•The average cost of total interest-bearing liabilities for the fourth quarter of 2024 decreased 30 basis points from the prior quarter and decreased 26 basis points from the same period last year to 3.29%.
•The net free funds benefit for the fourth quarter of 2024 decreased 5 basis points from the prior quarter and decreased 9 basis points from the same period last year to 0.64%.

We expect total net interest income growth of 12% to 13% in 2025.

Noninterest Income
Full year 2024 noninterest income of negative $9 million decreased $73 million from the prior year. The decrease was primarily driven by nonrecurring items associated with the balance sheet repositioning announced during the fourth quarter of 2024, including a $130 million loss on a mortgage portfolio sale and a $148 million net loss on a sale of investments. With respect to 2024 noninterest income line items:
•Investment securities losses, net increased $85 million from the prior year, driven primarily by a $148 million net loss on a sale of investments associated with the balance sheet repositioning announced during the fourth quarter of 2024.
•Loss on mortgage portfolio sale decreased $6 million from the prior year, driven by a $130 million loss on sale of mortgages associated with the balance sheet repositioning announced during the fourth quarter of 2024.
•Wealth management fees increased $10 million from the prior year.
•Mortgage banking, net decreased $9 million from the prior year.
•Service charges and deposit account fees increased $3 million from the prior year.
•Capital markets, net decreased $3 million from the prior year.

Fourth quarter 2024 total noninterest income of negative $207 million decreased $274 million from the prior quarter and decreased $76 million from the same period last year. The decrease was primarily driven by nonrecurring items associated with the balance sheet repositioning announced during the fourth quarter of 2024, including a $130 million loss on a mortgage portfolio sale and a $148 million net loss on a sale of investments. With respect to fourth quarter 2024 noninterest income line items:
•Investment securities gains (losses) decreased $148 million from the prior quarter and decreased $89 million from the same period last year, driven primarily by a $148 million net loss on a sale of investments associated with the balance sheet repositioning announced during the fourth quarter of 2024.
•Loss on mortgage portfolio sale increased $130 million from the prior quarter and decreased $6 million from the same period last year, driven by a $130 million loss on sale of mortgages associated with the balance sheet repositioning announced during the fourth quarter of 2024.
•Wealth management fees were down slightly compared to the prior quarter and increased $3 million from the same period last year.
•Capital markets, net increased $5 million from the prior quarter and was down slightly compared to the same period last year.
•Mortgage banking, net increased $1 million from the prior quarter and increased $2 million from the same period last year.

After adjusting to exclude the impact of the mortgage and investment securities sales announced during the fourth quarter of 2024, we expect total noninterest income growth of between 0% and 1% in 2025.

Noninterest Expense
Full year 2024 noninterest expense of $818 million increased 1%, or $5 million, from the prior year, including a $14 million expense for a loss on prepayments of FHLB advances associated with the balance sheet repositioning announced during the fourth quarter of 2024. With respect to full year 2024 noninterest expense line items:
•FDIC assessment expense decreased $29 million from the prior year, driven primarily by a $31 million expense for the special assessment during the fourth quarter of 2023.
•Personnel expense increased $20 million from the prior year, largely driven by increased investment in our colleagues.
•Technology expense increased $6 million from the prior year, driven by investments tied to our strategic initiatives.

Fourth quarter 2024 noninterest expense of $224 million increased $24 million from the prior quarter, driven primarily by a $14 million expense for a loss on prepayments of FHLB advances associated with the balance sheet repositioning announced during the fourth quarter of 2024, and decreased $15 million from the same period last year, driven primarily by a $31 million expense for the FDIC special assessment during the fourth quarter of 2023. With respect to fourth quarter 2024 noninterest expense line items:
•Personnel expense increased $5 million from the prior quarter and increased $5 million from the same period last year.

•FDIC assessment expense increased $1 million from the prior quarter and decreased $32 million from the same period last year, primarily driven by the $31 million special assessment during the fourth quarter of 2023.
•Technology expense decreased slightly from the prior quarter and decreased $1 million from the same period last year.

After adjusting to exclude the $14 million impact of the loss on prepayments of FHLB advances recognized in the fourth quarter of 2024, we expect total noninterest expense to grow by 3% to 4% in 2025.

Taxes
The fourth quarter of 2024 had a tax benefit of $16 million compared to $20 million of tax expense in the prior quarter and $47 million of tax benefit in the same period last year. The tax benefit recognized in the fourth quarter of 2024 was driven primarily by a loss on income before income taxes as a result of nonrecurring items associated with the previously announced balance sheet repositioning.

In 2025, we expect the annual effective tax rate to be between 19% and 21%, assuming no change in the corporate tax rate.

Credit
Full year 2024 provision for credit losses was $85 million, compared to a provision of $83 million in the prior year. The increase in provision in 2024 was primarily driven by loan growth related to our strategic initiatives.

The fourth quarter 2024 provision for credit losses was $17 million, compared to a provision of $21 million in the prior quarter and a provision of $21 million in the same period last year. With respect to fourth quarter 2024 credit quality:
•Nonaccrual loans of $123 million decreased $5 million, or 4%, from the prior quarter and decreased $26 million, or 17%, from the same period last year. The nonaccrual loans to total loans ratio was 0.41% in the fourth quarter, down from 0.43% in the prior quarter and down from 0.51% in the same period last year.
•Net charge offs of $12 million decreased $1 million, or 7%, from the prior quarter and decreased $3 million, or 22%, from the same period last year.
•The allowance for credit losses on loans (ACLL) of $402 million increased $5 million from the prior quarter and increased $16 million from the same period last year. The ACLL to total loans ratio was 1.35% in the fourth quarter, up from 1.33% in the prior quarter and up from 1.32% in the same period last year.

In 2025, we expect to adjust provision to reflect changes to risk grades, economic conditions, loan volumes, and other indications of credit quality.

Capital
The Company’s capital position remains strong, with a CET1 capital ratio of 10.00% at December 31, 2024. The Company’s capital ratios continue to be in excess of the Basel III “well-capitalized” regulatory benchmarks on a fully phased in basis.

FOURTH QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL
The Company will host a conference call for investors and analysts at 4:00 p.m. Central Time (CT) today, January 23, 2025. Interested parties can access the live webcast of the call through the Investor Relations section of the Company's website, http://investor.associatedbank.com. Parties may also dial into the call at 877-407-8037 (domestic) or 201-689-8037 (international) and request the Associated Banc-Corp fourth quarter 2024 earnings call. The fourth quarter 2024 financial tables with an accompanying slide presentation will be available on the Company's website just prior to the call. An audio archive of the webcast will be available on the Company's website approximately fifteen minutes after the call is over.

ABOUT ASSOCIATED BANC-CORP
Associated Banc-Corp (NYSE: ASB) has total assets of $43 billion and is the largest bank holding company based in Wisconsin. Headquartered in Green Bay, Wisconsin, Associated is a leading Midwest banking franchise, offering a full range of financial products and services from nearly 200 banking locations serving more than 100 communities throughout Wisconsin, Illinois and Minnesota. The Company also operates loan production offices in Indiana, Michigan, Missouri, New York, Ohio and Texas. Associated Bank, N.A. is an Equal Housing Lender, Equal Opportunity Lender and Member FDIC. More information about Associated Banc-Corp is available at www.associatedbank.com.

FORWARD-LOOKING STATEMENTS
Statements made in this document which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should," “intend,” "target," “outlook,” "project," "guidance," "forecast," or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent SEC filings. Such factors are incorporated herein by reference.

NON-GAAP FINANCIAL MEASURES

This press release and related materials may contain references to measures which are not defined in generally accepted accounting principles (“GAAP”). These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations. Information concerning these non-GAAP financial measures can be found in the financial tables. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide a greater understanding of ongoing operations and enhance comparability of results with prior periods.

# # #

Associated Banc-Corp Consolidated Balance Sheets (Unaudited)
($ in thousands)	December 31, 2024	September 30, 2024	Seql Qtr $ Change	June 30, 2024	March 31, 2024	December 31, 2023	Comp Qtr $ Change
Assets
Cash and due from banks	$544,059	$554,631	$(10,571)	$470,818	$429,859	$484,384	$59,675
Interest-bearing deposits in other financial institutions	453,590	408,101	45,488	484,677	420,114	425,089	28,501
Federal funds sold and securities purchased under agreements to resell	21,955	4,310	17,645	3,600	1,610	14,350	7,605
Investment securities available for sale, at fair value	4,581,434	4,152,527	428,907	3,912,730	3,724,148	3,600,892	980,542
Investment securities held to maturity, net, at amortized cost	3,738,687	3,769,150	(30,463)	3,799,035	3,832,967	3,860,160	(121,473)
Equity securities	23,242	23,158	84	22,944	19,571	41,651	(18,409)
Federal Home Loan Bank and Federal Reserve Bank stocks, at cost	179,665	178,168	1,497	212,102	173,968	229,171	(49,506)
Residential loans held for sale	646,687	67,219	579,467	83,795	52,414	33,011	613,676
Commercial loans held for sale	32,634	11,833	20,801	—	—	90,303	(57,669)
Loans	29,768,586	29,990,897	(222,311)	29,618,271	29,494,263	29,216,218	552,368
Allowance for loan losses	(363,545)	(361,765)	(1,780)	(355,844)	(356,006)	(351,094)	(12,451)
Loans, net	29,405,041	29,629,131	(224,091)	29,262,428	29,138,257	28,865,124	539,917
Tax credit and other investments	258,886	265,385	(6,498)	246,300	255,252	258,067	819
Premises and equipment, net	379,093	373,816	5,276	369,968	367,618	372,978	6,115
Bank and corporate owned life insurance	689,000	686,704	2,296	683,451	685,089	682,649	6,351
Goodwill	1,104,992	1,104,992	—	1,104,992	1,104,992	1,104,992	—
Other intangible assets, net	31,660	33,863	(2,203)	36,066	38,268	40,471	(8,811)
Mortgage servicing rights, net	87,683	81,977	5,707	85,640	85,226	84,390	3,293
Interest receivable	167,772	167,777	(5)	173,106	167,092	169,569	(1,797)
Other assets	676,987	698,073	(21,086)	672,256	640,638	658,604	18,383
Total assets	$43,023,068	$42,210,815	$812,253	$41,623,908	$41,137,084	$41,015,855	$2,007,213
Liabilities and stockholders’ equity
Noninterest-bearing demand deposits	$5,775,657	$5,857,421	$(81,764)	$5,815,045	$6,254,135	$6,119,956	$(344,299)
Interest-bearing deposits	28,872,777	27,696,877	1,175,900	26,875,995	27,459,023	27,326,093	1,546,684
Total deposits	34,648,434	33,554,298	1,094,136	32,691,039	33,713,158	33,446,049	1,202,385
Short-term funding	470,369	917,028	(446,659)	859,539	765,671	326,780	143,589
FHLB advances	1,853,807	1,913,294	(59,486)	2,673,046	1,333,411	1,940,194	(86,387)
Other long-term funding	837,635	844,342	(6,707)	536,113	536,055	541,269	296,366
Allowance for unfunded commitments	38,776	35,776	3,000	33,776	31,776	34,776	4,000
Accrued expenses and other liabilities	568,485	532,842	35,644	588,057	588,341	552,814	15,671
Total liabilities	38,417,506	37,797,579	619,927	37,381,571	36,968,412	36,841,882	1,575,624
Stockholders’ equity
Preferred equity	194,112	194,112	—	194,112	194,112	194,112	—
Common equity	4,411,450	4,219,125	192,325	4,048,225	3,974,561	3,979,861	431,589
Total stockholders’ equity	4,605,562	4,413,236	192,325	4,242,337	4,168,673	4,173,973	431,589
Total liabilities and stockholders’ equity	$43,023,068	$42,210,815	$812,253	$41,623,908	$41,137,084	$41,015,855	$2,007,213
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited)			Comp Qtr		YTD	YTD	Comp YTD
($ in thousands, except per share data)	4Q24	4Q23	$ Change	% Change	December 2024	December 2023	$ Change	% Change
Interest income
Interest and fees on loans	$453,253	$457,868	$(4,615)	(1)%	$1,830,241	$1,720,406	$109,835	6%
Interest and dividends on investment securities
Taxable	50,524	41,809	8,715	21%	198,579	146,006	52,573	36%
Tax-exempt	14,469	15,273	(804)	(5)%	58,572	63,233	(4,661)	(7)%
Other interest	10,478	10,418	60	1%	35,312	28,408	6,904	24%
Total interest income	528,724	525,367	3,357	1%	2,122,704	1,958,052	164,652	8%
Interest expense
Interest on deposits	222,888	208,875	14,013	7%	901,804	673,624	228,180	34%
Interest on federal funds purchased and securities sold under agreements to repurchase	3,203	3,734	(531)	(14)%	11,754	12,238	(484)	(4)%
Interest on other short-term funding	668	—	668	N/M	17,597	1	17,596	N/M
Interest on FHLB advances	17,908	49,171	(31,263)	(64)%	98,520	196,535	(98,015)	(50)%
Interest on long-term funding	13,769	10,185	3,584	35%	45,781	36,080	9,701	27%
Total interest expense	258,436	271,965	(13,529)	(5)%	1,075,456	918,479	156,977	17%
Net interest income	270,289	253,403	16,886	7%	1,047,248	1,039,573	7,675	1%
Provision for credit losses	16,986	21,007	(4,021)	(19)%	84,986	83,021	1,965	2%
Net interest income after provision for credit losses	253,303	232,395	20,908	9%	962,263	956,552	5,711	1%
Noninterest income
Wealth management fees	24,103	21,003	3,100	15%	92,569	82,502	10,067	12%
Service charges and deposit account fees	13,232	10,815	2,417	22%	51,642	49,045	2,597	5%
Card-based fees	11,948	11,528	420	4%	46,921	45,020	1,901	4%
Other fee-based revenue	5,182	4,019	1,163	29%	19,499	17,268	2,231	13%
Capital markets, net	9,032	9,106	(74)	(1)%	22,084	24,649	(2,565)	(10)%
Mortgage banking, net	3,387	1,615	1,772	110%	10,686	19,429	(8,743)	(45)%
Loss on mortgage portfolio sale	(130,406)	(136,239)	5,833	(4)%	(130,406)	(136,239)	5,833	(4)%
Bank and corporate owned life insurance	2,322	3,383	(1,061)	(31)%	13,477	10,266	3,211	31%
Asset gains (losses), net	364	(136)	500	N/M	(1,042)	454	(1,496)	N/M
Investment securities (losses), net	(148,194)	(58,958)	(89,236)	151%	(144,147)	(58,903)	(85,244)	145%
Other	2,257	2,850	(593)	(21)%	9,310	9,691	(381)	(4)%
Total noninterest (loss) income	(206,772)	(131,013)	(75,759)	58%	(9,407)	63,182	(72,589)	N/M
Noninterest expense
Personnel	125,944	120,686	5,258	4%	487,956	468,355	19,601	4%
Technology	26,984	28,027	(1,043)	(4)%	107,563	102,018	5,545	5%
Occupancy	14,325	14,429	(104)	(1)%	54,622	57,204	(2,582)	(5)%
Business development and advertising	7,408	8,350	(942)	(11)%	28,142	28,405	(263)	(1)%
Equipment	4,729	4,742	(13)	—%	18,431	19,663	(1,232)	(6)%
Legal and professional	6,861	6,762	99	1%	21,601	19,911	1,690	8%
Loan and foreclosure costs	1,951	585	1,366	N/M	8,471	5,408	3,063	57%
FDIC assessment	9,139	41,497	(32,358)	(78)%	38,439	67,072	(28,633)	(43)%
Other intangible amortization	2,203	2,203	—	—%	8,811	8,811	—	—%
Loss on prepayments of FHLB advances	14,243	—	14,243	N/M	14,243	—	14,243	N/M
Other	10,496	12,110	(1,614)	(13)%	30,118	36,837	(6,719)	(18)%
Total noninterest expense	224,282	239,391	(15,109)	(6)%	818,397	813,682	4,715	1%
(Loss) income before income taxes	(177,752)	(138,009)	(39,743)	29%	134,459	206,052	(71,593)	(35)%
Income tax (benefit) expense	(16,137)	(47,202)	31,065	(66)%	11,314	23,097	(11,783)	(51)%
Net (loss) income	(161,615)	(90,806)	(70,809)	78%	123,145	182,956	(59,811)	(33)%
Preferred stock dividends	2,875	2,875	—	—%	11,500	11,500	—	—%
Net (loss) income available to common equity	$(164,490)	$(93,681)	$(70,809)	76%	$111,645	$171,456	$(59,811)	(35)%
(Loss) earnings per common share
Basic	$(1.04)	$(0.63)	$(0.41)	65%	$0.73	$1.14	$(0.41)	(36)%
Diluted	$(1.03)	$(0.62)	$(0.41)	66%	$0.72	$1.13	$(0.41)	(36)%
Average common shares outstanding
Basic	157,710	150,085	7,625	5%	151,933	149,968	1,965	1%
Diluted	159,164	151,007	8,157	5%	153,347	150,860	2,487	2%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Consolidated Statements of Income (Unaudited) - Quarterly Trend
($ in thousands, except per share data)			Seql Qtr					Comp Qtr
	4Q24	3Q24	$ Change	% Change	2Q24	1Q24	4Q23	$ Change	% Change
Interest income
Interest and fees on loans	$453,253	$465,728	$(12,476)	(3)%	$456,788	$454,472	$457,868	$(4,615)	(1)%
Interest and dividends on investment securities
Taxable	50,524	51,229	(705)	(1)%	50,278	46,548	41,809	8,715	21%
Tax-exempt	14,469	14,660	(191)	(1)%	14,669	14,774	15,273	(804)	(5)%
Other interest	10,478	8,701	1,777	20%	8,539	7,595	10,418	60	1%
Total interest income	528,724	540,318	(11,594)	(2)%	530,274	523,388	525,367	3,357	1%
Interest expense
Interest on deposits	222,888	231,623	(8,736)	(4)%	221,062	226,231	208,875	14,013	7%
Interest on federal funds purchased and securities sold under agreements to repurchase	3,203	3,385	(182)	(5)%	2,303	2,863	3,734	(531)	(14)%
Interest on other short-term funding	668	6,144	(5,476)	(89)%	6,077	4,708	—	668	N/M
Interest on FHLB advances	17,908	24,799	(6,891)	(28)%	34,143	21,671	49,171	(31,263)	(64)%
Interest on long-term funding	13,769	11,858	1,911	16%	10,096	10,058	10,185	3,584	35%
Total interest expense	258,436	277,809	(19,374)	(7)%	273,681	265,530	271,965	(13,529)	(5)%
Net interest income	270,289	262,509	7,780	3%	256,593	257,858	253,403	16,886	7%
Provision for credit losses	16,986	20,991	(4,006)	(19)%	23,008	24,001	21,007	(4,021)	(19)%
Net interest income after provision for credit losses	253,303	241,518	11,785	5%	233,585	233,857	232,395	20,908	9%
Noninterest income
Wealth management fees	24,103	24,144	(41)	—%	22,628	21,694	21,003	3,100	15%
Service charges and deposit account fees	13,232	13,708	(475)	(3)%	12,263	12,439	10,815	2,417	22%
Card-based fees	11,948	11,731	216	2%	11,975	11,267	11,528	420	4%
Other fee-based revenue	5,182	5,057	125	2%	4,857	4,402	4,019	1,163	29%
Capital markets, net	9,032	4,317	4,715	109%	4,685	4,050	9,106	(74)	(1)%
Mortgage banking, net	3,387	2,132	1,255	59%	2,505	2,662	1,615	1,772	110%
Loss on mortgage portfolio sale	(130,406)	—	(130,406)	N/M	—	—	(136,239)	5,833	(4)%
Bank and corporate owned life insurance	2,322	4,001	(1,680)	(42)%	4,584	2,570	3,383	(1,061)	(31)%
Asset gains (losses), net	364	(474)	838	N/M	(627)	(306)	(136)	500	N/M
Investment securities (losses) gains, net	(148,194)	100	(148,294)	N/M	67	3,879	(58,958)	(89,236)	151%
Other	2,257	2,504	(248)	(10)%	2,222	2,327	2,850	(593)	(21)%
Total noninterest (loss) income	(206,772)	67,221	(273,994)	N/M	65,159	64,985	(131,013)	(75,759)	58%
Noninterest expense
Personnel	125,944	121,036	4,908	4%	121,581	119,395	120,686	5,258	4%
Technology	26,984	27,217	(233)	(1)%	27,161	26,200	28,027	(1,043)	(4)%
Occupancy	14,325	13,536	789	6%	13,128	13,633	14,429	(104)	(1)%
Business development and advertising	7,408	6,683	725	11%	7,535	6,517	8,350	(942)	(11)%
Equipment	4,729	4,653	75	2%	4,450	4,599	4,742	(13)	—%
Legal and professional	6,861	5,639	1,222	22%	4,429	4,672	6,762	99	1%
Loan and foreclosure costs	1,951	2,748	(797)	(29)%	1,793	1,979	585	1,366	N/M
FDIC assessment	9,139	8,223	915	11%	7,131	13,946	41,497	(32,358)	(78)%
Other intangible amortization	2,203	2,203	—	—%	2,203	2,203	2,203	—	—%
Loss on prepayments of FHLB advances	14,243	—	14,243	N/M	—	—	—	14,243	N/M
Other	10,496	8,659	1,837	21%	6,450	4,513	12,110	(1,614)	(13)%
Total noninterest expense	224,282	200,597	23,685	12%	195,861	197,657	239,391	(15,109)	(6)%
(Loss) income before income taxes	(177,752)	108,142	(285,894)	N/M	102,884	101,185	(138,009)	(39,743)	29%
Income tax (benefit) expense	(16,137)	20,124	(36,261)	N/M	(12,689)	20,016	(47,202)	31,065	(66)%
Net (loss) income	(161,615)	88,018	(249,633)	N/M	115,573	81,169	(90,806)	(70,809)	78%
Preferred stock dividends	2,875	2,875	—	—%	2,875	2,875	2,875	—	—%
Net (loss) income available to common equity	$(164,490)	$85,143	$(249,633)	N/M	$112,698	$78,294	$(93,681)	$(70,809)	76%
(Loss) earnings per common share
Basic	$(1.04)	$0.56	$(1.60)	N/M	$0.75	$0.52	$(0.63)	$(0.41)	65%
Diluted	$(1.03)	$0.56	$(1.59)	N/M	$0.74	$0.52	$(0.62)	$(0.41)	66%
Average common shares outstanding
Basic	157,710	150,247	7,463	5%	149,872	149,855	150,085	7,625	5%
Diluted	159,164	151,492	7,672	5%	151,288	151,292	151,007	8,157	5%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Selected Quarterly Information
($ in millions except per share data; shares repurchased and outstanding in thousands)	YTD Dec 2024	YTD Dec 2023	4Q24	3Q24	2Q24	1Q24	4Q23
Per common share data
Dividends	$0.89	$0.85	$0.23	$0.22	$0.22	$0.22	$0.22
Market value:
High	28.14	24.18	28.14	23.95	22.48	22.00	21.79
Low	19.73	14.48	20.64	20.07	19.90	19.73	15.45
Close			23.90	21.54	21.15	21.51	21.39
Book value / share			26.55	27.90	26.85	26.37	26.35
Tangible book value / share			19.71	20.37	19.28	18.78	18.77
Performance ratios (annualized)
Return on average assets	0.30%	0.45%	(1.53)%	0.85%	1.13%	0.80%	(0.87)%
Noninterest expense / average assets	1.98%	2.00%	2.12%	1.93%	1.92%	1.95%	2.30%
Effective tax rate	8.41%	11.21%	N/M	18.61%	(12.33)%	19.78%	N/M
Dividend payout ratio(a)	121.92%	74.56%	N/M	39.29%	29.33%	42.31%	N/M
Net interest margin	2.78%	2.81%	2.81%	2.78%	2.75%	2.79%	2.69%
Selected trend information
Average full time equivalent employees(b)	4,030	4,199	3,982	4,041	4,025	4,070	4,130
Branch count			188	188	188	188	196
Assets under management, at market value(c)			$14,773	$15,033	$14,304	$14,171	$13,545
Mortgage loans originated for sale during period	$618	$396	$167	$176	$169	$105	$112
Mortgage loan settlements during period	$585	$1,212	$169	$187	$138	$91	$957
Mortgage portfolio loans transferred to held for sale during period	$723	$969	$723	$—	$—	$—	$969
Mortgage portfolio serviced for others(d)			$6,285	$6,302	$6,307	$6,349	$7,364
Mortgage servicing rights, net / mortgage portfolio serviced for others(d)			1.40%	1.30%	1.36%	1.34%	1.15%
Shares repurchased during period(e)	900	—	—	—	—	900	—
Shares outstanding, end of period			166,178	151,213	150,785	150,739	151,037
Selected quarterly ratios
Loans / deposits			85.92%	89.38%	90.60%	87.49%	87.35%
Stockholders’ equity / assets			10.70%	10.46%	10.19%	10.13%	10.18%
Risk-based capital(f)(g)
Total risk-weighted assets			$33,948	$33,326	$32,768	$32,753	$32,733
Common equity Tier 1			$3,395	$3,238	$3,172	$3,089	$3,075
Common equity Tier 1 capital ratio			10.00%	9.72%	9.68%	9.43%	9.39%
Tier 1 capital ratio			10.57%	10.30%	10.27%	10.02%	9.99%
Total capital ratio			12.61%	12.36%	12.34%	12.08%	12.21%
Tier 1 leverage ratio			8.73%	8.49%	8.37%	8.24%	8.06%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a)Ratio is based upon basic earnings per common share.
(b)Average full time equivalent employees without overtime.
(c)Excludes assets held in brokerage accounts.
(d)During the fourth quarter of 2023, the Corporation transferred $969 million of residential mortgages into held for sale and subsequently sold them for $844 million. After sale, the servicing was retained for a short period until full servicing was transferred to the purchaser in January 2024.
(e)Does not include repurchases related to tax withholding on equity compensation.
(f)The Federal Reserve establishes regulatory capital requirements, including well-capitalized standards for the Corporation. The regulatory capital requirements effective for the Corporation follow Basel III, subject to certain transition provisions.
(g)December 31, 2024 data is estimated.

Associated Banc-Corp Selected Asset Quality Information
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Allowance for loan losses
Balance at beginning of period	$361,765	$355,844	2%	$356,006	$351,094	$345,795	5%
Provision for loan losses	14,000	19,000	(26)%	21,000	27,000	21,000	(33)%
Charge offs	(13,770)	(15,337)	(10)%	(23,290)	(24,018)	(17,878)	(23)%
Recoveries	1,551	2,258	(31)%	2,127	1,930	2,177	(29)%
Net (charge offs) recoveries	(12,220)	(13,078)	(7)%	(21,163)	(22,088)	(15,701)	(22)%
Balance at end of period	$363,545	$361,765	—%	$355,844	$356,006	$351,094	4%
Allowance for unfunded commitments
Balance at beginning of period	$35,776	$33,776	6%	$31,776	$34,776	$34,776	3%
Provision for unfunded commitments	3,000	2,000	50%	2,000	(3,000)	—	N/M
Balance at end of period	$38,776	$35,776	8%	$33,776	$31,776	$34,776	12%
Allowance for credit losses on loans (ACLL)	$402,322	$397,541	1%	$389,620	$387,782	$385,870	4%
Provision for credit losses on loans	$17,000	$21,000	(19)%	$23,000	$24,000	$21,000	(19)%
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Net (charge offs) recoveries
Commercial and industrial	$(2,406)	$(10,649)	(77)%	$(13,676)	$(18,638)	$(13,178)	(82)%
Commercial real estate—owner occupied	—	—	N/M	1	2	(22)	(100)%
Commercial and business lending	(2,406)	(10,649)	(77)%	(13,674)	(18,636)	(13,200)	(82)%
Commercial real estate—investor	(6,617)	(1)	N/M	(4,569)	—	216	N/M
Real estate construction	4	2	100%	28	30	38	(89)%
Commercial real estate lending	(6,612)	2	N/M	(4,541)	30	253	N/M
Total commercial	(9,018)	(10,647)	(15)%	(18,216)	(18,606)	(12,947)	(30)%
Residential mortgage	(239)	(160)	49%	(289)	(62)	(53)	N/M
Auto finance	(1,782)	(1,281)	39%	(1,480)	(2,094)	(1,436)	24%
Home equity	277	424	(35)%	238	211	185	50%
Other consumer	(1,457)	(1,414)	3%	(1,417)	(1,537)	(1,450)	—%
Total consumer	(3,202)	(2,431)	32%	(2,947)	(3,482)	(2,754)	16%
Total net (charge offs) recoveries	$(12,220)	$(13,078)	(7)%	$(21,163)	$(22,088)	$(15,701)	(22)%
(In basis points)	Dec 31, 2024	Sep 30, 2024		Jun 30, 2024	Mar 31, 2024	Dec 31, 2023
Net (charge offs) recoveries to average loans (annualized)
Commercial and industrial	(9)	(43)		(55)	(77)	(54)
Commercial real estate—owner occupied	—	—		—	—	(1)
Commercial and business lending	(8)	(39)		(50)	(69)	(48)
Commercial real estate—investor	(51)	—		(37)	—	2
Real estate construction	—	—		—	1	1
Commercial real estate lending	(37)	—		(25)	—	1
Total commercial	(19)	(23)		(40)	(41)	(28)
Residential mortgage	(1)	(1)		(1)	—	—
Auto finance	(26)	(19)		(24)	(35)	(27)
Home equity	17	26		15	14	12
Other consumer	(208)	(216)		(221)	(232)	(208)
Total consumer	(11)	(8)		(10)	(13)	(9)
Total net (charge offs) recoveries	(16)	(18)		(29)	(30)	(21)
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Credit quality
Nonaccrual loans	$123,260	$128,476	(4)%	$154,423	$178,346	$148,997	(17)%
Other real estate owned (OREO)	20,217	18,830	7%	8,325	8,437	10,506	92%
Repossessed assets	687	793	(13)%	671	1,241	919	(25)%
Total nonperforming assets	$144,164	$148,098	(3)%	$163,418	$188,025	$160,421	(10)%
Loans 90 or more days past due and still accruing	$3,189	$7,107	(55)%	$2,354	$2,417	$21,689	(85)%
Allowance for credit losses on loans to total loans	1.35%	1.33%		1.32%	1.31%	1.32%
Allowance for credit losses on loans to nonaccrual loans	326.40%	309.43%		252.31%	217.43%	258.98%
Nonaccrual loans to total loans	0.41%	0.43%		0.52%	0.60%	0.51%
Nonperforming assets to total loans plus OREO and repossessed assets	0.48%	0.49%		0.55%	0.64%	0.55%
Nonperforming assets to total assets	0.34%	0.35%		0.39%	0.46%	0.39%
Annualized year-to-date net charge offs (recoveries) to year-to-date average loans	0.23%	0.25%		0.30%	0.30%	0.16%

Associated Banc-Corp Selected Asset Quality Information (continued)
($ in thousands)	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Nonaccrual loans
Commercial and industrial	$19,084	$14,369	33%	$21,190	$72,243	$62,022	(69)%
Commercial real estate—owner occupied	1,501	9,285	(84)%	1,851	2,090	1,394	8%
Commercial and business lending	20,585	23,654	(13)%	23,041	74,333	63,416	(68)%
Commercial real estate—investor	16,705	18,913	(12)%	48,249	18,697	—	N/M
Real estate construction	30	15	100%	16	18	6	N/M
Commercial real estate lending	16,735	18,928	(12)%	48,265	18,715	6	N/M
Total commercial	37,320	42,582	(12)%	71,306	93,047	63,422	(41)%
Residential mortgage	70,038	70,138	—%	68,058	69,954	71,142	(2)%
Auto finance	7,402	7,456	(1)%	6,986	7,158	5,797	28%
Home equity	8,378	8,231	2%	7,996	8,100	8,508	(2)%
Other consumer	122	70	74%	77	87	128	(5)%
Total consumer	85,941	85,894	—%	83,117	85,299	85,574	—%
Total nonaccrual loans	$123,260	$128,476	(4)%	$154,423	$178,346	$148,997	(17)%
	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Restructured loans (accruing)
Commercial and industrial	$475	$424	12%	$410	$377	$306	55%
Commercial real estate—owner occupied	—	—	N/M	—	—	—	N/M
Commercial and business lending	475	424	12%	410	377	306	55%
Commercial real estate—investor	—	—	N/M	—	—	—	N/M
Real estate construction	—	—	N/M	—	—	—	N/M
Commercial real estate lending	—	—	N/M	—	—	—	N/M
Total commercial	475	424	12%	410	377	306	55%
Residential mortgage	782	361	117%	306	345	405	93%
Auto finance	8	35	(77)%	142	66	255	(97)%
Home equity	27	104	(74)%	103	182	305	(91)%
Other consumer	2,239	1,642	36%	1,615	1,487	1,449	55%
Total consumer	3,057	2,141	43%	2,166	2,080	2,414	27%
Total restructured loans (accruing)	$3,531	$2,565	38%	$2,576	$2,457	$2,719	30%
Nonaccrual restructured loans (included in nonaccrual loans)	$2,581	$1,840	40%	$717	$1,141	$805	N/M
	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Accruing loans 30-89 days past due
Commercial and industrial	$1,260	$1,212	4%	$2,052	$521	$5,565	(77)%
Commercial real estate—owner occupied	1,634	2,209	(26)%	—	—	358	N/M
Commercial and business lending	2,893	3,421	(15)%	2,052	521	5,923	(51)%
Commercial real estate—investor	36,391	10,746	N/M	1,023	19,164	18,697	95%
Real estate construction	21	88	(76)%	—	1,260	—	N/M
Commercial real estate lending	36,412	10,834	N/M	1,023	20,424	18,697	95%
Total commercial	39,305	14,255	176%	3,075	20,945	24,619	60%
Residential mortgage	14,892	13,630	9%	10,374	9,903	13,446	11%
Auto finance	14,850	15,458	(4)%	15,814	12,521	17,386	(15)%
Home equity	4,625	3,146	47%	3,694	2,819	4,208	10%
Other consumer	3,128	2,163	45%	1,995	2,260	2,166	44%
Total consumer	37,496	34,397	9%	31,877	27,503	37,205	1%
Total accruing loans 30-89 days past due	$76,801	$48,651	58%	$34,952	$48,448	$61,825	24%
N/M = Not meaningful
Numbers may not sum due to rounding.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Sequential and Comparable Quarter
	Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate	Average Balance	Interest Income /Expense	Average Yield /Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$11,474,489	$194,355	6.74%	$10,971,390	$200,327	7.27%	$10,820,214	$193,808	7.11%
Commercial real estate lending	7,206,796	128,476	7.09%	7,235,505	136,699	7.52%	7,397,809	138,437	7.42%
Total commercial	18,681,285	322,831	6.88%	18,206,896	337,027	7.36%	18,218,024	332,245	7.24%
Residential mortgage	7,814,056	70,513	3.61%	7,888,290	70,171	3.56%	8,691,258	76,035	3.50%
Auto finance	2,771,414	39,365	5.65%	2,635,890	37,904	5.72%	2,138,536	29,221	5.42%
Other retail	935,162	21,041	8.98%	903,011	21,124	9.34%	904,618	21,026	9.27%
Total loans	30,201,918	453,750	5.98%	29,634,087	466,226	6.27%	29,952,435	458,527	6.08%
Investment securities
Taxable	5,745,085	50,752	3.53%	5,816,102	51,466	3.54%	5,344,578	41,809	3.13%
Tax-exempt(a)	2,085,957	17,653	3.39%	2,110,896	17,885	3.39%	2,209,662	19,244	3.48%
Other short-term investments	846,195	10,717	5.04%	629,431	8,959	5.66%	767,256	10,418	5.39%
Investments and other	8,677,238	79,122	3.64%	8,556,429	78,310	3.66%	8,321,495	71,471	3.43%
Total earning assets	38,879,155	$532,871	5.46%	38,190,516	$544,535	5.68%	38,273,931	$529,998	5.51%
Other assets, net	3,192,406			3,199,195			3,056,772
Total assets	$42,071,562			$41,389,711			$41,330,703
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,132,247	$20,120	1.56%	$5,125,147	$21,611	1.68%	$4,861,913	$20,334	1.66%
Interest-bearing demand	7,623,230	46,061	2.40%	7,394,550	49,740	2.68%	7,156,151	47,277	2.62%
Money market	5,924,269	41,457	2.78%	5,942,147	46,290	3.10%	6,121,105	47,110	3.05%
Network transaction deposits	1,690,745	20,091	4.73%	1,644,305	22,077	5.34%	1,616,719	22,034	5.41%
Time deposits	8,228,420	95,158	4.60%	7,562,448	91,907	4.83%	6,264,621	72,121	4.57%
Total interest-bearing deposits	28,598,911	222,888	3.10%	27,668,597	231,623	3.33%	26,020,510	208,875	3.18%
Federal funds purchased and securities sold under agreements to repurchase	310,370	3,203	4.11%	299,286	3,385	4.50%	347,204	3,734	4.27%
Other short-term funding	88,415	1,135	5.11%	519,421	6,638	5.08%	—	—	—%
FHLB advances	1,456,087	17,908	4.89%	1,750,590	24,799	5.64%	3,467,433	49,171	5.63%
Long-term funding	840,880	13,769	6.55%	647,440	11,858	7.33%	531,155	10,185	7.67%
Total short and long-term funding	2,695,752	36,015	5.33%	3,216,737	46,680	5.78%	4,345,793	63,090	5.77%
Total interest-bearing liabilities	31,294,664	$258,903	3.29%	30,885,334	$278,304	3.59%	30,366,302	$271,965	3.55%
Noninterest-bearing demand deposits	5,738,557			5,652,228			6,171,240
Other liabilities	510,000			521,423			672,597
Stockholders’ equity	4,528,342			4,330,727			4,120,564
Total liabilities and stockholders’ equity	$42,071,562			$41,389,711			$41,330,703
Interest rate spread			2.17%			2.10%			1.96%
Net free funds			0.64%			0.69%			0.73%
Fully tax-equivalent net interest income and net interest margin		$273,968	2.81%		$266,232	2.78%		$258,033	2.69%
Fully tax-equivalent adjustment		3,680			3,723			4,630
Net interest income		$270,289			$262,509			$253,403
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Net Interest Income Analysis - Fully Tax-Equivalent Basis - Year Over Year
	Year Ended December 31,
	2024			2023
($ in thousands)	Average Balance	Interest Income /Expense	Average Yield / Rate	Average Balance	Interest Income /Expense	Average Yield / Rate
Assets
Earning assets
Loans (a) (b) (c)
Commercial and business lending	$11,069,185	$786,963	7.11%	$10,831,275	$740,017	6.83%
Commercial real estate lending	7,270,239	538,228	7.40%	7,314,651	520,028	7.11%
Total commercial	18,339,424	1,325,191	7.23%	18,145,926	1,260,045	6.94%
Residential mortgage	7,907,962	278,804	3.53%	8,696,706	293,446	3.37%
Auto finance	2,576,979	144,892	5.62%	1,793,959	89,454	4.99%
Other retail	872,994	83,386	9.55%	897,702	80,189	8.93%
Total loans	29,697,360	1,832,274	6.17%	29,534,293	1,723,134	5.83%
Investment securities
Taxable	5,690,238	199,424	3.50%	5,243,805	146,006	2.78%
Tax-exempt (a)	2,111,523	71,458	3.38%	2,288,328	79,673	3.48%
Other short-term investments	668,730	37,291	5.58%	564,284	28,408	5.03%
Investments and other	8,470,491	308,173	3.64%	8,096,417	254,087	3.14%
Total earning assets	38,167,851	$2,140,446	5.61%	37,630,710	$1,977,221	5.25%
Other assets, net	3,166,002			3,018,214
Total assets	$41,333,853			$40,648,923
Liabilities and stockholders' equity
Interest-bearing liabilities
Interest-bearing deposits
Savings	$5,080,045	$85,450	1.68%	$4,773,366	$63,945	1.34%
Interest-bearing demand	7,443,738	193,900	2.60%	6,904,514	154,136	2.23%
Money market	5,994,171	181,444	3.03%	6,668,930	177,311	2.66%
Network transaction deposits	1,645,695	85,788	5.21%	1,469,616	75,294	5.12%
Time deposits	7,481,486	355,221	4.75%	4,905,748	202,939	4.14%
Total interest-bearing deposits	27,645,135	901,804	3.26%	24,722,174	673,624	2.72%
Federal funds purchased and securities sold under agreements to repurchase	272,069	11,754	4.32%	345,519	12,238	3.54%
Other short-term funding	403,214	20,420	5.06%	8,582	1	0.01%
FHLB advances	1,793,734	98,520	5.49%	3,741,790	196,535	5.25%
Long-term funding	640,842	45,781	7.14%	504,438	36,080	7.15%
Total short and long-term funding	3,109,859	176,475	5.67%	4,600,329	244,855	5.32%
Total interest-bearing liabilities	30,754,994	$1,078,279	3.51%	29,322,503	$918,479	3.13%
Noninterest-bearing demand deposits	5,745,960			6,620,965
Other liabilities	530,537			594,318
Stockholders’ equity	4,302,362			4,111,138
Total liabilities and stockholders’ equity	$41,333,853			$40,648,923
Interest rate spread			2.10%			2.12%
Net free funds			0.68%			0.69%
Fully tax-equivalent net interest income and net interest margin		$1,062,167	2.78%		$1,058,742	2.81%
Fully tax-equivalent adjustment		14,919			19,168
Net interest income		$1,047,248			$1,039,573
Numbers may not sum due to rounding.
(a)The yield on tax-exempt loans and securities is computed on a fully tax-equivalent basis using a tax rate of 21% and is net of the effects of certain disallowed interest deductions.
(b)Nonaccrual loans and loans held for sale have been included in the average balances.
(c)Interest income includes amortization of net deferred loan origination costs and net accreted purchase loan discount.

Associated Banc-Corp Loan and Deposit Composition
($ in thousands)
Period end loan composition	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Commercial and industrial	$10,573,741	$10,258,899	3%	$9,970,412	$9,858,329	$9,731,555	9%
Commercial real estate—owner occupied	1,143,741	1,120,849	2%	1,102,146	1,095,894	1,061,700	8%
Commercial and business lending	11,717,483	11,379,748	3%	11,072,558	10,954,223	10,793,255	9%
Commercial real estate—investor	5,227,975	5,070,635	3%	5,001,392	5,035,195	5,124,245	2%
Real estate construction	1,982,632	2,114,300	(6)%	2,255,637	2,287,041	2,271,398	(13)%
Commercial real estate lending	7,210,607	7,184,934	—%	7,257,029	7,322,237	7,395,644	(3)%
Total commercial	18,928,090	18,564,683	2%	18,329,587	18,276,460	18,188,898	4%
Residential mortgage	7,047,541	7,803,083	(10)%	7,840,073	7,868,180	7,864,891	(10)%
Auto finance	2,810,220	2,708,946	4%	2,556,009	2,471,257	2,256,162	25%
Home equity	664,252	651,379	2%	634,142	619,764	628,526	6%
Other consumer	318,483	262,806	21%	258,460	258,603	277,740	15%
Total consumer	10,840,496	11,426,214	(5)%	11,288,684	11,217,802	11,027,319	(2)%
Total loans	$29,768,586	$29,990,897	(1)%	$29,618,271	$29,494,263	$29,216,218	2%
Period end deposit and customer funding composition	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Noninterest-bearing demand	$5,775,657	$5,857,421	(1)%	$5,815,045	$6,254,135	$6,119,956	(6)%
Savings	5,133,295	5,072,508	1%	5,157,103	5,124,639	4,835,701	6%
Interest-bearing demand	9,124,741	8,605,578	6%	8,284,017	8,747,127	8,843,967	3%
Money market	6,637,915	6,095,206	9%	6,294,895	6,721,674	6,330,453	5%
Brokered CDs	4,276,309	4,242,670	1%	4,061,578	3,931,230	4,447,479	(4)%
Other time deposits	3,700,518	3,680,914	1%	3,078,401	2,934,352	2,868,494	29%
Total deposits	34,648,434	33,554,298	3%	32,691,039	33,713,158	33,446,049	4%
Other customer funding(a)	100,044	110,988	(10)%	89,524	90,536	106,620	(6)%
Total deposits and other customer funding	$34,748,478	$33,665,286	3%	$32,780,564	$33,803,694	$33,552,669	4%
Network transaction deposits(b)	$1,758,388	$1,566,908	12%	$1,502,919	$1,792,820	$1,566,139	12%
Net deposits and other customer funding(c)	$28,713,780	$27,855,707	3%	$27,216,066	$28,079,644	$27,539,051	4%
Quarter average loan composition	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Commercial and industrial	$10,338,865	$9,884,246	5%	$9,915,894	$9,729,718	$9,768,803	6%
Commercial real estate—owner occupied	1,135,624	1,087,144	4%	1,095,334	1,086,537	1,051,412	8%
Commercial and business lending	11,474,489	10,971,390	5%	11,011,228	10,816,255	10,820,214	6%
Commercial real estate—investor	5,120,608	5,085,090	1%	4,964,394	5,041,518	5,156,528	(1)%
Real estate construction	2,086,188	2,150,416	(3)%	2,285,379	2,348,444	2,241,281	(7)%
Commercial real estate lending	7,206,796	7,235,505	—%	7,249,773	7,389,962	7,397,809	(3)%
Total commercial	18,681,285	18,206,896	3%	18,261,000	18,206,217	18,218,024	3%
Residential mortgage	7,814,056	7,888,290	(1)%	7,905,236	7,896,956	8,691,258	(10)%
Auto finance	2,771,414	2,635,890	5%	2,524,107	2,373,720	2,138,536	30%
Home equity	656,792	642,463	2%	630,855	625,686	627,736	5%
Other consumer	278,370	260,547	7%	258,366	266,443	276,881	1%
Total consumer	11,520,632	11,427,191	1%	11,318,564	11,162,805	11,734,412	(2)%
Total loans(d)	$30,201,918	$29,634,087	2%	$29,579,564	$29,369,022	$29,952,435	1%
Quarter average deposit composition	Dec 31, 2024	Sep 30, 2024	Seql Qtr % Change	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Comp Qtr % Change
Noninterest-bearing demand	$5,738,557	$5,652,228	2%	$5,712,115	$5,882,052	$6,171,240	(7)%
Savings	5,132,247	5,125,147	—%	5,133,688	4,928,031	4,861,913	6%
Interest-bearing demand	7,623,230	7,394,550	3%	7,265,621	7,490,119	7,156,151	7%
Money market	5,924,269	5,942,147	—%	5,995,005	6,116,604	6,121,105	(3)%
Network transaction deposits	1,690,745	1,644,305	3%	1,595,312	1,651,937	1,616,719	5%
Brokered CDs	4,514,841	4,247,941	6%	3,927,727	4,268,881	3,470,516	30%
Other time deposits	3,713,579	3,314,507	12%	2,999,936	2,929,434	2,794,105	33%
Total deposits	34,337,468	33,320,825	3%	32,629,404	33,267,057	32,191,750	7%
Other customer funding(a)	94,965	104,115	(9)%	87,161	101,483	127,252	(25)%
Total deposits and other customer funding	$34,432,433	$33,424,940	3%	$32,716,565	$33,368,540	$32,319,002	7%
Net deposits and other customer funding(c)	$28,226,848	$27,532,694	3%	$27,193,526	$27,447,723	$27,231,767	4%
N/M = Not meaningful
Numbers may not sum due to rounding.
(a) Includes repurchase agreements.
(b) Included above in interest-bearing demand and money market.
(c) Total deposits and other customer funding, excluding brokered CDs and network transaction deposits.
(d) Nonaccrual loans and loans held for sale have been included in the average balances.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation	YTD	YTD
($ in millions)	Dec 2024	Dec 2023	4Q24	3Q24	2Q24	1Q24	4Q23
Selected equity and performance ratios(a)(b)(c)
Tangible common equity / tangible assets			7.82%	7.50%	7.18%	7.08%	7.11%
Return on average equity	2.86%	4.45%	(14.20)%	8.09%	11.16%	7.81%	(8.74)%
Return on average tangible common equity	3.99%	6.44%	(20.27)%	11.52%	16.25%	11.31%	(13.13)%
Return on average common equity Tier 1	3.49%	5.51%	(19.28)%	10.53%	14.54%	10.27%	(11.85)%
Return on average tangible assets	0.32%	0.48%	(1.55)%	0.89%	1.18%	0.84%	(0.88)%
Average stockholders' equity / average assets	10.41%	10.11%	10.76%	10.46%	10.14%	10.26%	9.97%
Tangible common equity reconciliation(a)
Common equity			$4,411	$4,219	$4,048	$3,975	$3,980
Goodwill and other intangible assets, net			(1,137)	(1,139)	(1,141)	(1,143)	(1,145)
Tangible common equity			$3,275	$3,080	$2,907	$2,831	$2,834
Tangible assets reconciliation(a)
Total assets			$43,023	$42,211	$41,624	$41,137	$41,016
Goodwill and other intangible assets, net			(1,137)	(1,139)	(1,141)	(1,143)	(1,145)
Tangible assets			$41,886	$41,072	$40,483	$39,994	$39,870
Average tangible common equity and average common equity Tier 1 reconciliation(a)
Common equity	$4,108	$3,917	$4,334	$4,137	$3,972	$3,987	$3,926
Goodwill and other intangible assets, net	(1,141)	(1,150)	(1,138)	(1,140)	(1,142)	(1,145)	(1,147)
Tangible common equity	2,967	2,767	3,196	2,997	2,830	2,843	2,780
Modified CECL transitional amount	22	45	22	22	22	22	45
Accumulated other comprehensive loss	188	275	152	173	242	188	286
Deferred tax assets, net	21	28	23	24	25	12	27
Average common equity Tier 1	$3,199	$3,114	$3,394	$3,215	$3,118	$3,065	$3,138
Average tangible assets reconciliation(a)
Total assets	$41,334	$40,649	$42,072	$41,390	$41,101	$40,769	$41,331
Goodwill and other intangible assets, net	(1,141)	(1,150)	(1,138)	(1,140)	(1,142)	(1,145)	(1,147)
Tangible assets	$40,193	$39,499	$40,934	$40,250	$39,958	$39,625	$40,184
Adjusted net income (loss) reconciliation(b)
Net income (loss)	$123	$183	$(162)	$88	$116	$81	$(91)
Other intangible amortization, net of tax	7	7	2	2	2	2	2
Adjusted net income (loss)	$130	$190	$(160)	$90	$117	$83	$(89)
Adjusted net income (loss) available to common equity reconciliation(b)
Net income (loss) available to common equity	$112	$171	$(164)	$85	$113	$78	$(94)
Other intangible amortization, net of tax	7	7	2	2	2	2	2
Adjusted net income (loss) available to common equity	$118	$178	$(163)	$87	$114	$80	$(92)
Selected trend information(d)
Wealth management fees	$93	$83	$24	$24	$23	$22	$21
Service charges and deposit account fees	52	49	13	14	12	12	11
Card-based fees	47	45	12	12	12	11	12
Other fee-based revenue	19	17	5	5	5	4	4
Fee-based revenue	211	194	54	55	52	50	47
Other	(220)	(131)	(261)	13	13	15	(178)
Total noninterest income	$(9)	$63	$(207)	$67	$65	$65	$(131)
Pre-tax pre-provision income (loss)(e)
Income (loss) before income taxes	$134	$206	$(178)	$108	$103	$101	$(138)
Provision for credit losses	85	83	17	21	23	24	21
Pre-tax pre-provision income (loss)	$219	$289	$(161)	$129	$126	$125	$(117)
Efficiency ratio reconciliation(f)
Federal Reserve efficiency ratio	69.58%	69.70%	107.36%	61.46%	61.51%	61.03%	132.01%
Fully tax-equivalent adjustment	(0.87)%	(1.13)%	(1.83)%	(0.69)%	(0.71)%	(0.71)%	(3.29)%
Other intangible amortization	(0.75)%	(0.76)%	(1.04)%	(0.67)%	(0.68)%	(0.69)%	(1.21)%
Fully tax-equivalent efficiency ratio	67.97%	67.82%	104.50%	60.11%	60.12%	59.63%	127.54%
FDIC special assessment	(0.29)%	(2.32)%	0.14%	0.30%	0.73%	(2.38)%	(9.50)%
Announced initiatives	(7.75)%	(7.02)%	(43.53)%	—%	—%	—%	(53.92)%
Adjusted efficiency ratio	59.93%	58.48%	61.11%	60.42%	60.85%	57.25%	64.12%
Numbers may not sum due to rounding.
(a)The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and strength.
(b)Adjusted net income and adjusted net income available to common equity, which are used in the calculation of return on average tangible assets and return on average tangible common equity, respectively, add back other intangible amortization, net of tax.
(c)These capital measurements are used by management, regulators, investors, and analysts to assess, monitor, and compare the quality and composition of our capital with the capital of other financial services companies.
(d)These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation’s results of operations.
(e)Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods.
(f)The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net. The adjusted efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, FDIC special assessment costs, and announced initiatives, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net and announced initiatives. Management believes the adjusted efficiency ratio is a meaningful measure as it enhances the comparability of net interest income arising from taxable and tax-exempt sources and provides a better measure as to how the Corporation is managing its expenses by adjusting for nonrecurring costs like the FDIC special assessment and announced initiatives.

Associated Banc-Corp Non-GAAP Financial Measures Reconciliation
($ in millions)	4Q24	3Q24	2Q24	1Q24	4Q23
Period end core customer deposits reconciliation
Total deposits	$34,648	$33,554	$32,691	$33,713	$33,446
Network transaction deposits	(1,758)	(1,567)	(1,503)	(1,793)	(1,566)
Brokered CDs	(4,276)	(4,243)	(4,062)	(3,931)	(4,447)
Core customer deposits	$28,614	$27,745	$27,127	$27,989	$27,432
Quarterly average core customer deposits reconciliation
Total deposits	$34,337	$33,321	$32,629	$33,267	$32,192
Network transaction deposits	(1,691)	(1,644)	(1,595)	(1,652)	(1,617)
Brokered CDs	(4,515)	(4,248)	(3,928)	(4,269)	(3,471)
Core customer deposits	$28,132	$27,429	$27,106	$27,346	$27,105

Nonrecurring Item Reconciliation	YTD	YTD	YTD	YTD
($ in millions, except per share data)	Dec 2024	Dec 2024 per share data (diluted)	Dec 2023	Dec 2023 per share data (diluted)
GAAP net income	$123	$0.72	$183	$1.13
Loss on mortgage portfolio sale(a)	130	0.85	136	0.90
Provision on initiatives	1	0.01	(3)	(0.02)
Net loss on sale of investments(a)	148	0.96	65	0.43
Loss on prepayments of FHLB advances	14	0.09	—	—
FDIC special assessment	—	—	31	0.20
Tax effect	(39)	(0.25)	(55)	(0.36)
Net income, excluding nonrecurring items, net of tax	379	$2.38	357	$2.27
Less preferred stock dividends	(12)		(12)
Net income available to common equity, excluding nonrecurring items, net of tax	$367		$345

Nonrecurring Item Reconciliation
($ in millions, except per share data)	4Q24	4Q24 per share data (diluted)	4Q23	4Q23 per share data (diluted)
GAAP net (loss)	$(162)	$(1.03)	$(91)	$(0.62)
Loss on mortgage portfolio sale(a)	130	0.82	136	0.90
Provision on initiatives	1	0.01	(3)	(0.02)
Net loss on sale of investments(a)	148	0.93	65	0.43
Loss on prepayments of FHLB advances	14	0.09	—	—
FDIC special assessment	—	—	31	0.20
Tax effect	(39)	(0.24)	(55)	(0.36)
Net income, excluding nonrecurring items, net of tax	94	$0.57	83	$0.53
Less preferred stock dividends	(3)		(3)
Net income available to common equity, excluding nonrecurring items, net of tax	$91		$80

Nonrecurring Item Noninterest Income Reconciliation	YTD	YTD
($ in thousands)	Dec 2024	Dec 2023	4Q24	4Q23
GAAP noninterest (loss) income	$(9,407)	$63,182	$(206,772)	$(131,013)
Loss on mortgage portfolio sale(a)	130,406	136,239	130,406	136,239
Net loss on sale of investments(a)	148,183	64,940	148,183	64,940
Noninterest income, excluding nonrecurring items	$269,182	$264,361	$71,816	$70,166

Nonrecurring Item Noninterest Expense Reconciliation	YTD	YTD
($ in thousands)	Dec 2024	Dec 2023	4Q24	4Q23
GAAP noninterest expense	$818,397	$813,682	$224,282	$239,391
Loss on prepayments of FHLB advances	(14,243)	—	(14,243)	—
FDIC special assessment	—	(30,597)	—	(30,597)
Noninterest expense, excluding nonrecurring items	$804,154	$783,085	$210,039	$208,795

Period End Loans Reconciliation
($ in thousands)	4Q24
Loans	$29,768,586
Mortgage portfolio loans transferred to held for sale	722,943
Adjusted loans	$30,491,529
(a)These items classified as nonrecurring items are the result of balance sheet repositionings that the Corporation announced in the fourth quarters of 2024 and 2023.